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           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS



     We hereby consent to the reference of our firm in the HS Resources , Inc. Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission (SEC) on March 19, 1997, an amendment thereof to be filed on or about March 20, 1997, and the incorporation of the foregoing by reference in (a) the HS Resources, Inc. Registration Statement on Form S-4 initially filed with the SEC on January 8, 1997, and any amendments thereof; (b) the HS Resources, Inc. Registration Statement Form S-3 initially filed with the SEC on February 5, 1997, and any amendments thereof; and (c) the HS Resources, Inc. Registration Statements on Form S-8 initially filed with the SEC on April 21, 1993, and May 5, 1995, and any amendments thereof.


                                            NETHERLAND, SEWELL & ASSOCIATES,
                                            INC.


                                            By: /s/ Frederic D. Sewell


                                              Frederic D. Sewell


                                              President



                                              Dallas, Texas

                                              March 20, 1997